Exhibit 10.107

                     AGREEMENT FOR DEVELOPMENT SERVICES

This Agreement is ended into by and between Chattem, Inc., a corporation organized under the laws of Tennessee, and having its principal place of business in Chattanooga, Tennessee ("Chattem") and IGI, Inc., a corporation organized under the laws of Delaware, with its principal place of business at 105 Lincoln Avenue, Buena New Jersey 08310-0687 ("IGI") to be effective as of the 27th day of March 2003. Chattem and IGI are collectively to as the "Parties".

                                 WITNESSETH:

      WHEREAS, IGI has assisted Chattem in the product definition for certain of its topical analgesic products, and Chattem wishes to continue to work with IGI to develop and optimize medicine fill formula and finished goods related to Chattem's new medicated patch/sleeve products;

      WHEREAS, IGI represents and warrants that it is the exclusive licensee of, and/or has the right to use, certain inventions (as described in several patents and patent applications), trademarks, end information, know-how and skill which is unique and confidential relating to organized lipid structure, and lipid vesicle encapsulation technologies including, but not limited to the lipid vesicle technology developed by Micro Vesicular Systems, Inc. (designated herein as the "Novasome(R) Technology") useful in conjunction with various products including topical analgesic products and processes for making the same.

      WHEREAS, IGI represents and warrants that it has the exclusive right to grant sublicenses for such inventions in the Field under the terms and conditions set forth herein.

      WHEREAS, the Parties wish m clarify title to all inventions related to the topical Analgesics created or modified by IGI for Chattem on the terms more fully described in this Agreement.

      NOW, THEREFORE, in consideration of the above premises and mutual covenants hereinafter contained, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.    DEFINITIONS:

      1.1 "Confidential Information" means any confidential or proprietary information, source code, software tools, designs, schematics, plans, formulations, or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either party, its present or future products, sales, suppliers, customers, employees, investors or business, identified by the disclosing Party as Confidential Information, whether in oral, written graphic or electronic form. Without limiting the foregoing, Chattem's Technology and IGI's Technology shall be deemed the Confidential Information or their respective owner.

      1.2 "New Technology" means any and all Technology arising out of the research and development efforts hereunder, including but not limited to any and all related inventions, improvements, variations or modifications thereof or thereon which are used in any topical analgesics, and any inventions, improvements, variations or modifications on or to the New Technology or derivative works thereof.

      1.3 "Trade Secret" means any and all processes, methods, plans, formulas or other information unique to, licensed to, or developed for or by the Parties and used in the production or


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manufacture of the topical analgesics, including but not limited to any and all improvements, modifications and variations in a Party's Technology.

      1.4 "Know-How" means all designs, drawings, prints, performance specifications, engineering data, sources of supply information, techniques, invitations, practices, methods, knowledge, skill, experience, test data and cost, sales and manufacturing data or any sort or description and which is owned or controlled by such Party and which such Party discloses to the other Party under this Agreement.

      1.5 "Patent Rights" means any and all United States and foreign patent rights, including patents of importation, improvement patents, patents and certificates of addition, and utility models, as well as divisions, reissues, continuations, renewals, and extensions of any of the foregoing, and applications therefore, and any patents issuing hereon and such further patent rights relating thereto.

      1.6 "Specifications" means the overall performance specifications to which a particular product performs or will perform.

      1.7 "Technology" means Trade Secret, Know-How, and Patent Rights, together.

      1.8 "Novasome(R) Product" shall mean a lipid encapsulated analgesic containing (1) 10-16% menthol, and/or (2) any level of capsaicin, and/or
(3) any potentiating ingredient specifically identified by Chattem, for topical use developed and/or improved using the Novasome(R) Technology utilized in conjunction with the Chattem medicated sleeve or patch products.

      1.9 "Chattem Technology" means the New Technology incorporating the Novasome(R) Products in delivery vehicles.

2.    DEVELOPMENT RESPONSIBILITIES.

      2.1 SCOPE OF SERVICES. IGI agrees to assist Chattem in developing and refining topical analgesic formulations.

      2.2   TECHNICAL ASSISTANCE.

            2.21 Chattem will provide to IGI for IGI's use solely in developing and producing topical analgesics those portions of Chattem's Technology that Chattem in its sole discretion believes is necessary for IGI to assist in developing the formulations.

            2.22 IGI shall reasonably allocate its staff and designate its resources, financial or otherwise, in order to meet its obligations hereunder.

      2.3 DESCRIPTION OF THE WORK. IGI shall perform the services and manufacture the sample products as specified in Schedule(s) agreed to between the Parties. Schedule 1 attached hereto designates work already performed by IGI which, shall be governed by this Agreement.

3. STATUS. IGI shall be an independent contractor, and not an agent, representative or joint venture partner of Chattem. IGI shall not enter into any contract or commitment on behalf of Chattem and shall be solely responsible for making all payments to and on behalf of its employees and subcontractors including those required by law. Chattem shall not be liable for any debts or other liabilities of IGI.

4. TERM. This Agreement shall be effective until all obligations under this Agreement and any Schedule(s) have been performed. Following six (6) months from execution, Chattem may terminate this Agreement at any time without cause upon written notice to IGI. Upon receipt of a notice of termination IGI shall immediately discontinue all services under this Agreement. In case of termination, Chattem shall have no liability to IGI, except to pay for work authorized by Chattem up to the date of IGI's receipt of such notice. Upon termination, IGI shall return all copies of Chattem data, records and other materials and deliver to Chattem all work in progress, including incomplete work, except IGI may keep one copy for file purposes.


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5.    INDUSTRIAL AND INTELLECTUAL PROPERTY RIGHTS.

      5.1 All New Technology which is conceived and/or reduced to practice relating solely to NOVASOME(R) Products as defined in Paragraph
1.8 during the term of this Agreement shall be the jointly owned property of IGI and Chattem, without regard to who invented the subject matter. IGI and Chattem agree to promptly disclose in writing to the other such New Technology.

      5.2 All New Technology which is conceived and/or reduced to practice relating solely to the NOVASOME(R) Technology during the term of this Agreement shall be the property of IGI, without regard to who invented the subject matter. IGI and Chattem agree to promptly disclose in writing to the other such New Technology.

      5.3 All New Technology which is conceived and/or reduced to practice relating to Chattem Technology as defined in paragraph 1.9 shall be the property of Chattem, without regard to who invented the subject matter. IGI and Chattem agree to promptly disclose in writing to the other such New Technology.

      5.4 As it relates to New Technology explicitly provided for under Paragraphs 5.1 and 5.3, both parties agree to take such further actions and to execute such further instruments as the other party might find reasonable or necessary to perfect or to evidence more clearly their right and claim to sole or joint ownership of all intellectual property interest respecting the New Technology as provided therein and further agree to cause its employees, agents and assigns to execute the same. This cooperation shall be operative with respect to all intellectual property rights in and to the inventions, including, without limitation, all copyrights (including rights to create compilations and derivative works), trade secrets, inventions, know-how, ideas and confidential information embodied or reflected in the New Technology.

6. TRADE SECRETS. The Parties acknowledge that this Agreement creates a confidential relationship between IGI and Chattem that is the basis on which (i) IGI shall provide to Chattem Confidential Information referred to in this Agreement, and (ii) Chattem has disclosed an may in the future disclose Chattem's commercially valuable, proprietary, Confidential Information related to the purposes of this Agreement. Such inventions and information are trade secrets of the Parties. The Party receiving such Confidential Information shall hold such inventions and information in strict confidence and shall not disclose such inventions and information to any third party without the disclosing Party's prior written consent. This secrecy obligation shall not apply to information:

      (a) known to the receiving Party before being obtained or derived from the disclosing Party;

      (b) available to the public from sources other than the disclosing Party at any time before or after it is obtained or derived from the disclosing Party; or

      (c) obtained or acquired at any time by the receiving Party from a third party who has the same in good faith and is free to pass it on to the receiving Party.

      6.1 The receiving Party shall not divulge such Confidential Information to third parties and shall notify its employees and agents that such Confidential Information is the sole property of the disclosing Party and shall, insofar as reasonably possible impart any or all of the Confidential Information only to such of its employees, agents, or consultants who shall have a reasonable need for such Confidential Information and being bound by a written obligation to maintain such Confidential Information.

      6.2 Moreover, the receiving Party shall not itself use practice or exploit, without express written permission from the disclosing Party, any portion or all of such Confidential Information detail insofar as it is to be held in confidence by the receiving Party pursuant to this Agreement. In particular, the


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receiving Party shall not utilize any portion of such Confidential
Information, including any improvements, inventions, discussions or developments derived from or relating to the Confidential Information, in any patent application filed during the term of this Agreement.

      6.3 Each Party shall safeguard all confidential material, whether written or otherwise, which the other Party supplies to it and shall not copy or duplicate such materials except as necessary to fulfill the purposes of this Agreement and the accompanying Schedule(s). The Party receiving Confidential information shall take such precautions as requested by the disclosing Party, including returning all materials and any copies or derivatives thereof.

      6.4 In the event of a breach or threatened breach of the foregoing provisions of this paragraph 6, damages to be suffered by the disclosing Party will not be fully compensable in money damages alone, and accordingly, the disclosing Party shall, in addition to other available legal or equitable remedies, be entitled to an injunction against such breach or threatened breach without any requirement to post bond as a condition of such relief.

7. MISCELLANEOUS. This Agreement shall not be assigned or subcontracted in whole or in part without the prior written consent of Chattem. This Agreement shall be construed under and governed by the laws of the State of Tennessee. The duties, obligations, rights and remedies under this Agreement are in addition to and not in limitation of those otherwise imposed or available by law. This Agreement is the complete understanding of the Parties in respect of the subject matter of this Agreement and supersedes all prior agreements relating to the same subject matter. The Parties may modify this Agreement only by written instrument signed by each of the Parties hereto. Failure by either Party to enforce a provision of this Agreement shall not constitute a waiver of that or any other provision of the Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

      IN WITNESS WHEREOF, the Parties have executed this document effective as of the day and year first written above.

CHATTEM, INC.                          IGI, INC.


By:     /s/ Alec Taylor                By:     /s/ John Ambrose
        ---------------------------            ----------------------------
Name:   Alec Taylor                    Name:   John Ambrose
        ---------------------------            ----------------------------
Title:  President and Chief            Title:
        ---------------------------            ----------------------------
        Operating Officer
        ---------------------------


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                              Schedule No. 1 To
                           CHATTEM, INC./IGI, INC.
             Services and Manufacturing for Product Development


Chattem Contact:   Shane Smith

IGI Contact:

Designated Site for Production/Delivery: Already provided

I.    Description of Services

      Develop and optimize medicine fill formula and finished goods related to Chattem's new medicated patch/sleeve products

II. Additions or modifications to Agreement for Development Services specifically as it related to this Schedule.

If there is a conflict between the terms and conditions of this Schedule and the Agreement for Development Services, those of this Schedule prevail. Except as modified by this Schedule, the terms and conditions of the Agreement for Development Services remain in full force and effect.


CHATTEM, INC.                          IGI, INC.

By:     /s/ Alec Taylor                By:     /s/ John Ambrose
        ---------------------------            ----------------------------
Name:   Alec Taylor                    Name:   John Ambrose
        ---------------------------            ----------------------------
Title:  President and Chief            Title:  President & CEO
        ---------------------------            ----------------------------
        Operating Officer
        ---------------------------


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